Exhibit (d)(xi)

EXECUTION COPY

AMENDMENT NO. 2 TO THE SEPARATION AND DISTRIBUTION AGREEMENT

This Amendment No. 2 (this “Second Amendment”) to the Separation and Distribution Agreement, dated as of December 15, 2019 (the “Original SDA”), as amended by that certain Amendment No. 1 to the Separation and Distribution Agreement, dated as of January 22, 2021 (the “Agreement”), is made as of February 1, 2021 by and among DuPont de Nemours, Inc., a Delaware corporation (“Remainco”), Nutrition & Biosciences, Inc., a Delaware corporation and wholly owned Subsidiary of Remainco (“Spinco”), International Flavors & Fragrances Inc., a New York corporation (“RMT Partner”) and Neptune Merger Sub II LLC, a Delaware limited liability company and wholly owned Subsidiary of RMT Partner (“Merger Sub II”). Capitalized terms used in this Second Amendment but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, Remainco, Spinco and RMT Partner entered into the Agreement on December 15, 2019;

WHEREAS, Remainco, Spinco, RMT Partner and Merger Sub II entered into Amendment No. 1 to the Separation and Distribution Agreement on January 22, 2021 (the “First Amendment”) to amend certain provisions of the Original SDA and join Merger Sub II as a party to the Agreement;

WHEREAS, in accordance with the terms and conditions of the Agreement, Remainco, Spinco, RMT Partner and Merger Sub II now desire to further amend the Agreement with respect to certain intellectual property matters in the manner set forth in this Second Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged by each of the parties hereto, Remainco, Spinco, RMT Partner and Merger Sub II agree as follows:

ARTICLE I

AMENDMENTS

Section 1.1    Schedule 1.1(166)(l)(2) (Remainco Assets) of the Agreement is hereby deleted in its entirety and replaced with Schedule 1.1 of this Second Amendment.

Section 1.2    Schedule 1.1(235)(a) (Patents) of the Agreement is hereby amended by deleting Appendix 1.1(235)(a), previously attached to the Agreement and the Schedules, in its entirety and replacing it with Appendix 1.2 of this Second Amendment.

Section 1.3    Schedule 1.1(235)(b) (Trademarks) of the Agreement is hereby amended by deleting Appendix 1.1(235)(b), previously attached to the Agreement and the Schedules, in its entirety and replacing it with Appendix 1.3 of this Second Amendment.

Section 1.4    Schedule 1.1(235)(c) (Domain Names) of the Agreement is hereby amended by deleting Appendix 1.1(235)(c), previously attached to the Agreement and the Schedules, in its entirety and replacing it with Appendix 1.4 of this Second Amendment.

Section 1.5     Schedule 2.16 of the Agreement is hereby amended as set forth in Appendix 1.5.

ARTICLE II

MISCELLANEOUS

Section 2.1    Limited Amendment. This Second Amendment constitutes an instrument in writing duly signed by the Parties and RMT Partner under Section 11.7 of the Agreement. Except as and to the extent specifically amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. From and after the date hereof, all references to the Agreement, and each reference in the Agreement to “this Agreement,” “the Agreement,” “hereof,” “herein,” “hereby,” “hereto,” “herewith,” “hereunder” and derivative or similar words, shall refer to the Agreement as amended hereby and, for the avoidance of doubt, as amended previously by the First Amendment. Notwithstanding anything to the contrary in this Second Amendment, the date of the Agreement, as amended hereby, and for the avoidance of doubt, as amended previously by the First Amendment, will in all instances remain as December 15, 2019, and any references in the Agreement, as amended hereby, and for the avoidance of doubt, as amended previously by the First Amendment, to “the date of this Agreement,” “the day and year first above written,” “the date hereof” or any similar reference shall continue to refer to December 15, 2019.

Section 2.2    Entire Agreement. This Second Amendment, including the schedules hereto, the First Amendment, including the schedules thereto, and the Original SDA, including the Exhibits and Schedules thereto (it being acknowledged that the Original SDA and its Exhibits and Schedules have been amended by the First Amendment and are further amended by this Second Amendment), the Ancillary Agreements and, solely to the extent and for the limited purpose of effecting the Internal Reorganization, the Conveyancing and Assumption Instruments shall constitute the entire agreement among Remainco, Spinco, RMT Partner and Merger Sub II with respect to the subject matter hereof (which for the avoidance of doubt, does not include the Merger) and shall supersede all previous negotiations, commitments, course of dealings and writings with respect to such subject matter. In the event of any inconsistency between this Second Amendment and any Exhibit or Schedule hereto, the Exhibit or Schedule shall prevail.

Section 2.3    Additional Provisions. The provisions of Section 1.2, Section 9.1, Section 11.3, Sections 11.6 through Section 11.10, Sections 11.14 through Section 11.19 shall apply to this Second Amendment, mutatis mutandis, and are incorporated by reference as if fully set forth herein. For the avoidance of doubt, the inclusion or failure to include any provision in the foregoing shall not affect any of the provisions in Article IX or Article XI of the Agreement, which shall remain in full force and effect and applicable to the Agreement as further amended by this Second Amendment.

[Signature page follows]

2

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

DUPONT DE NEMOURS, INC.

By:	/s/ Lori D. Koch
Name:	Lori D. Koch
Title:	Executive Vice President & Chief Financial Officer

[Signature Page to Amendment No. 2 to the Separation and Distribution Agreement]

NUTRITION & BIOSCIENCES, INC.

By:	/s/ Lori D. Koch
Name:	Lori D. Koch
Title:	Executive Vice President & Chief Financial Officer

[Signature Page to Amendment No. 2 to the Separation and Distribution Agreement]

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Rustom Jilla
Name:	Rustom Jilla
Title:	Chief Financial Officer

[Signature Page to Amendment No. 2 to the Separation and Distribution Agreement]

NEPTUNE MERGER SUB II LLC

By: INTERNATIONAL FLAVORS & FRAGRANCES INC., its Sole Member

By:	/s/ Rustom Jilla
Name:	Rustom Jilla
Title:	Chief Financial Officer

[Signature Page to Amendment No. 2 to the Separation and Distribution Agreement]

Appendix 1.5 — Post Distribution Separation Steps